UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): June 3, 2010

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification No.)

1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410

(Address of principal executive offices)

(847) 437-1666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07             Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Lime Energy Co. (the “Company”) was held on June 3, 2010. At the annual meeting, the stockholders of the Company voted for the election of nine directors and three proposals.  A summary of the proposals and the voting results are as follows::

1.               To elect the nine directors named in the Company’s proxy statement for a one-year term ending at our 2011 annual meeting of stockholders or until their respective successors are duly elected and qualified:

	For	Withhold	Broker Non- Votes
David R. Asplund	12,235,386	52,400	6,641,351
Gregory T. Barnum	12,223,046	64,740	6,641,351
Christopher W. Capps	12,227,348	60,438	6,641,351
William R. Carey, Jr.	11,609,850	677,936	6,641,351
Joseph F. Desmond	12,227,008	60,778	6,641,351
Stephen Glick	12,227,290	60,496	6,641,351
Richard P. Kiphart	12,208,007	79,779	6,641,351
Daniel W. Parke	12,227,521	60,265	6,641,351
David W. Valentine	12,220,706	67,080	6,641,351

2.               To approve an amendment to the Company’s 2008 Long-Term Incentive Plan to increase the maximum number of shares of common stock currently available for awards under the plan from 1,130,000 to 2,850,000 :

For	11,399,561
Against	845,985
Abstain	42,240
Broker Non-Vote	6,641,351

3.               To adopt the 2010 Non-Employee Directors’ Stock Plan:

For	11,478,854
Against	791,421
Abstain	17,511
Broker Non-Vote	6,641,351

4.               To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year 2010:

For	18,899,070
Against	22,019
Abstain	8,048
Broker Non-Vote	0

ITEM 8.01     Other Events

On June 3, 2010, the Company’s stockholder approved the adoption of the 2010 Non-Employee Directors’ Stock Plan (the “Directors’ Plan”), which will replace the existing non-employee stock option plan.  The Director Plan authorizes the issuance of stock awards for up to 250,000 shares of Common Stock.  Shares issuable under the Director Plan as stock awards may be authorized and unissued or shares previously issued that we have reacquired. Any shares subject to grants under the Director Plan which expire or are terminated, forfeited, or canceled without having been exercised or vested in full, shall be available for new grants.

Stock awards may be granted under the Director Plan to the non-employee directors of the Company. There are currently seven non-employee directors.

Generally, shares of stock granted under the Directors’ Plan will vest equally over a one-year period, with one-half of the shares vesting immediately upon the grant date and one-half of the shares vesting on the first anniversary of the grant date or earlier if the Non-Employee Director ceases to be a director for because of death, disability or retirement.  If the Non-Employee Director is otherwise ceases to be a director, he or she shall forfeit all unvested awards upon ceasing to be a director.

It is the current intention of the Company’s board of directors, as determined by the Compensation Committee, to grant non-employee directors a number of shares of restricted stock with the following fair market value on the date of grant:

For Board Service:

Each director upon initial election:	$40,000
Annual grant to each director:	$20,000

Annual Grants for Committee Service:

Audit Committee:
Chairman	$15,000
Members	$10,000

Compensation Committee:
Chairman	$10,000
Members	$5,000

Nominating Committee:
Chairman	$5,000
Members	$2,500

The initial annual grants for committee service were made on June 3, 2010 to committee members.

The description of the 2010 Non-Employee Directors Stock Plan is not intended to be complete and is qualified in its entirety by the complete text of the document attached to this filing as exhibit 99.1, which is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)         Exhibits

99.1         2010 Non-Employee Directors Stock Plan

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Dated: June 7, 2010	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Executive Vice President,

Chief Financial Officer & Treasurer